EXHIBIT 10.31
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                    SECOND AMENDMENT TO MANAGEMENT AGREEMENT

         THIS SECOND AMENDMENT TO MANAGEMENT AGREEMENT (the "Second Amendment") is made effective as of the 30th day of June, 2000 by and between Meeting Maker, Inc., a company organized under the laws of the Cayman Islands, with its principal office at ) P.O. Box 219, First Home Tower, British American Centre, George Town, Grand Cayman (the "Buyer") and ON Technology Corporation, a Delaware corporation with its principal office at 880 Winter Street, Building Four, Waltham, Massachusetts 02451-1449 (the "Company").

                              Preliminary Statement
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         WHEREAS, the Company owns, licenses and supports computer software known as Meeting Maker, together with certain rights and other assets related to the foregoing, as more fully described in the Asset Purchase Agreement referenced in the next paragraph (the "Acquired Business"); and

         WHEREAS, subject to the terms and conditions of the Asset Purchase Agreement by and between the parties dated January 3, 2000 (the "Asset Purchase Agreement"), and amended as of May 31, 2000, the Buyer desires to purchase, and the Company desires to sell, all of the assets comprising the Acquired Business. Capitalized terms that are used but not otherwise defined herein shall have the respective meanings ascribed to them in the Asset Purchase Agreement; and

         WHEREAS, in connection with the transactions contemplated by the Asset Purchase Agreement, the parties entered into a Management Agreement, dated January 3, 2000, and amended as of May 31, 2000 by that certain First Amendment to Management Agreement (the "Management Agreement"); and

         WHEREAS, the parties previously amended the Management Agreement to extend the termination date originally provided for therein from May 31, 2000 to July 15, 2000; and

         WHEREAS, the parties desire to amend the Management Agreement as provided for below.

         NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:


1.       Amended Provision of the Management Agreement.
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         1.1 Amended Section 3.2(c) of the Management Agreement. Section 3.2(c)
of the Management Agreement is hereby deleted in its entirety and replaced as follows:

                  "(c) In the event of termination of this Agreement pursuant to
Section 3.1(b) or 3.1(c), (i) on the Termination Date the Buyer shall deliver to the Company those assets (including any unsold Inventory and new inventory and tangible personal property) as are set forth on Schedule 2.7(b) and Schedule
2.15 that constitute the Acquired Business on the Termination Date, together with Excess Inventory, as set forth in clause (iii) below; provided, however, that the aggregate book value of the delivered Inventory and new inventory shall be
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$78,000, (ii) the Buyer and the Company shall use their best efforts to efficiently and effectively re-transfer the management of the Acquired Business from the Buyer to the Company, and (iii) the Company shall purchase from the Buyer all inventory generated by the Acquired Business having a value as of the Termination Date in excess of $78,000, as such excess value is determined by the Buyer and the Company within 30 days following the Termination Date on the basis of the report or reports issued by the fulfillment houses ("EXCESS INVENTORY"); provided, however, that in no event shall the Company be required to purchase Excess Inventory having a value greater than $10,000. If the value of the assets of the Acquired Business that are to be delivered to the Company pursuant to
Section 3.2(c)(i) are less than $769,000, then the Buyer shall remit to the Company a cash payment of any such deficiency. If the value of the assets are greater than $769,000, the Company shall remit to the Buyer a cash payment or like kind assets and liabilities equal to the value of any such excess."

         2. Survival of Remaining Provisions. Except as set forth in Section 1 above all of the other terms, provisions and conditions set forth in the Management Agreement shall remain in full force and legal effect as if the terms of this Second Amendment to the Management Agreement had been originally included in the Management Agreement.









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         IN WITNESS WHEREOF,  this Second Amendment to the Management  Agreement has been duly executed by the parties hereto as of and on the date first above written.


                                          ON TECHNOLOGY CORPORATION



                                          By:___________________________



                                          MEETING MAKER, INC.



                                          By:___________________________



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